SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 3, 2009



                       WHISPERING OAKS INTERNATIONAL, INC.
            ----------------- -------------------------------------
                 (Name of Small Business Issuer in its charter)

           Texas                          0-26947                75-2742601
----------------------------         ------------------      ------------------
(State or other jurisdiction        (Commission File No.)      (IRS Employer
     of incorporation)                                       Identification No.)


                           7080 River Road, Suite 215
                   Richmond, British Columbia , Canada V6X 1X5
                   ------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:    (866) 884-8669

                                       N/A
                ------------------------------------------ ----
          (Former name or former address if changed since last report)




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Item 8.01     Other Events

     On June 29, 2007, Biocurex sold convertible notes, plus warrants, to two private investors for $3,000,000. The notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The notes are due and payable on June 29, 2010 and are secured by substantially all of Biocurex's assets. Interest is payable monthly. Beginning November 1, 2007 Biocurex was required to make monthly payments of $100,000 towards the principal amount of the notes.

     At the holder's option the Notes are convertible into shares of Biocurex's common stock at a Conversion Price of $0.60.

     Except for Exempt Issuances, if Biocurex sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable conversion price, the conversion price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. The Conversion Price will also be proportionately adjusted in the event of any stock splits.

     The warrants issued on June 29, 2007 allow the two investors to purchase up to 3,500,000 shares of Biocurex's common stock at a price of $0.25 per share. The exercise price of the warrants, as well as the 3,500,000 shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock splits.

     Except for Exempt Issuances, if Biocurex sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

     On February 3, 2009 Biocurex and the two note holders agreed to the following amendments to the terms of the Notes:

     o Biocurex would not be required to make any payments of principal or interest on December 1, 2008 or for the succeeding four months.
          Beginning May 1, 2009 Biocurex is required to collectively pay the note holders $100,000 each month, plus accrued interest;

     o The definition of an "exempt issuance" was expanded such that Biocurex has more flexibility in raising capital without causing a reduction in the Conversion Price of the Notes or the exercise price of the Warrants;

     o    Biocurex is now permitted to raise capital through an equity line;

     o Until the Notes are paid in full, Biocurex must pay the note holders 25% of any proceeds from the sale of any of its debt or equity securities or any payments received from any licensing agreement. Payments made to the note holders from the sale of its securities or


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

          from licensing agreements would be applied to, and serve to reduce, the required monthly payments of $100,000;

     o The principal amount of the notes was increased by 15%. As of February 3, 2009 the principal amount due on the notes was $1,955,000.

     For purposes of the notes and warrants, the term "Exempt Issuance" now means:

     (i) shares or options issued to employees of Biocurex for services rendered pursuant to any stock or option plan adopted by the Directors of Biocurex;

     (ii) options issued to officers or directors of Biocurex, provided that the number of options issued to any single officer or director during any twelve month period may not exceed the amount determined by dividing $150,000 by the closing price of Biocurex's common stock on the date the options were issued, and provided further that any options may not be exercised until the Notes have been paid in full;

    (iii) shares or options issued for services rendered to independent consultants;

     (iv) restricted equity securities sold for cash, provided the restricted equity securities cannot be registered for public sale;

      (v) securities sold in any equity line transaction;

     (vi) shares issued to any note holder in payment of principal or interest;

    (vii) shares sold to any note holder;

   (viii) securities issued upon the conversion of the Notes or the exercise of the Warrants;

     (ix) securities issued upon the conversion of notes or the exercise of options or warrants issued and outstanding on June 29, 2007, provided that the securities have not been amended to increase the number of such securities or to decrease the exercise, exchange or conversion price of the securities.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 4, 2009

                                    WHISPERING OAKS INTERNATIONAL INC.


                                     By:/s/ Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro, President